Exhibit 99.2

Focus Universal Inc. Announces Board Approval for Spin-Off of Lusher Inc.

ONTARIO, CA and LOS ANGELES, CA / ACCESSWIRE / April 26, 2024 / Focus Universal Inc. (NASDAQ:FCUV) (“Focus” or the “Company”), a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G, today announced the Board of Directors has approved the spin-off Lusher Inc. to develop the SEC Financial Reporting AI-Driven Automation Software for a future initial public offering and a potential Nasdaq listing.

Chief Executive Officer Desheng Wang stated, “We are excited that our management team received authorization from our Board of Directors to start the spin-off process for Lusher Inc. Lusher Inc. which will focus on AI-Driven Automation Software development and commercialization, which enables Focus Universal to concentrate more on the core of universal smart IoT. This will also allow the general market to access Lusher Inc. separately from Focus Universal, which may lead to an increase in shareholder value and unlock the intrinsic value of Lusher Inc. We believe reducing the SEC financial reporting preparation time from weeks to minutes is a compelling example to demonstrate this potential.”

Focus Universal plans to distribute Lusher Inc’s stock to all Focus Universal’s shareholders in the form of a tax-free dividend distribution to shareholders, which will be free of charge, and free to trade when Lusher Inc. is listed upon Nasdaq. Distinguished from current providers’ manual approach solutions, Focus Universal Inc. developed automated AI-driven solutions to disentangle the problem. When utilized, users may upload financial statements, and the software would update the SEC financial report and reduce preparation time significantly.

Focus Universal’s AI-Driven Automation Software is the first application of this software technology within the financial reporting sector. The company also believes there exists significant potential for the use of AI-driven automated technology worldwide across multiple sectors such as accounting, logistics, insurance processing, and tax preparation solutions which would eliminate the need for labor-intensive, manual data-entry. Humans, as a whole, are slow in data entry and far less accurate than automation software. Investors who are interested in investing in Lusher, please contact ir@focusuniversal.com, as investment deck is available on request.

SEC financial Reporting Software Market size was valued at US $14 Billion in 2022 and is projected to reach US $36.5 Billion by 2030, growing at a CAGR of 12.81 % from 2024 to 2030. The complexity and volume of financial data, the limiting capabilities of current spreadsheet solutions, the rising cost of compliance, and the expanding demand for such software are the main reasons propelling the growth of the financial reporting software sector. Superior financial reporting software has become an urgent necessity in order to lower accounting costs and boost efficiency.

About Focus Universal:

Focus Universal Inc. is a provider of patented hardware and software design technologies for Internet of Things (IoT) and 5G. The company has developed five disruptive patented technology platforms with 28 patents and patents pending in various phases and 8 trademarks pending in various phases to solve the major problems facing hardware and software design and production within the industry today. These technologies combined to have the potential to reduce costs, product development timelines and energy usage while increasing range, speed, efficiency, and security. Focus currently trades on the Nasdaq Global Markets.

Forward-Looking Statements:

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, and other factors discussed in the “Risk Factors” section of the preliminary prospectus filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof and Focus Universal specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

For investor and media inquiries, please contact:

Skyline Corporate Communications Group, LLC

Lisa Gray

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

lisa@skylineccg.com

For company inquiries, please contact:

Investor Relations

626-272-3883

ir@focusuniversal.com